Exhibit 99.5

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

BRELF III, LLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND THE MANAGEMENT COMPANY FOR THE SPECIAL MEETING OF MEMBERS TO BE HELD ON

[ ], 2019

The undersigned hereby constitutes and appoints Joseph L. Schocken and Jeffrey B. Pyatt, and each of them, as the proxy of the undersigned, with full powers of substitution, to vote all the units of BRELF III, LLC that the undersigned may be entitled to vote at the Special Meeting to be held on [ ],2019, beginning at 9:00 a.m. Pacific Time, or any adjournment thereof.

THE PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS AND THE MANAGEMENT COMPANY RECOMMEND A VOTE **"FOR"** THE BUSINESS COMBINATION PROPOSAL AND **"FOR"** THE ADJOURNMENT PROPOSAL. IF YOU ARE THE MEMBER OF RECORD, IF YOU RETURN YOUR PROXY CARD AND NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED **"FOR"** THE BUSINESS COMBINATION PROPOSAL AND **"FOR"** THE ADJOURNMENT PROPOSAL.

IF YOU WISH TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, SEE THE REVERSE OF THIS PROXY CARD FOR INSTRUCTIONS.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

(Continued, and to be signed on the reverse side)

Important notice regarding the availability of proxy materials for BRELF III, LLC Special Meeting of Members to be held on [ ], 2019:

The Joint Proxy Statement/Prospectus is available at http://www.viewproxy.com/broadmark/2019

PLEASE MARK YOUR VOTE LIKE THIS ☒

Proposal No. 1—The Business Combination Proposal—To approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2019, by and among Trinity Merger Corp., Trinity Sub Inc., Trinity Merger Sub I, Inc., Trinity Merger Sub II, LLC, PBRELF I, LLC, BRELF II, LLC, BRELF III, BRELF IV, LLC, Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC and Broadmark Real Estate Management IV, LLC (the "Business Combination Proposal").

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

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Proposal No. 2—The Adjournment Proposal—To approve the adjournment of the Special Meeting if necessary to solicit additional proxies from Members of BRELF III, LLC in favor of the Business Combination Proposal.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

BRELF III, LLC will transact no other business at the special meeting other than as listed on this proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

I plan to attend the Special Meeting ☐

Date: ______________________________, 201____

____
Signature

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Signature

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.
Proxies submitted by Internet or Telephone must be received by 11:59 p.m. Eastern Time on [ ], 2019.



INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/BRE3

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.